TWENTIETH CENTURY INVESTORS, INC.

                             ARTICLES SUPPLEMENTARY

         TWENTIETH CENTURY INVESTORS, INC., a Maryland corporation whose principal Maryland office is located in Baltimore, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: Pursuant to authority expressly vested in the Board of Directors of the Corporation by Article SEVENTH of the Articles of Incorporation of the Corporation, the Board of Directors of the Corporation has duly established a new series of shares titled Twentieth Century New Opportunities Fund (hereinafter referred to as a "Series") for the Corporation's stock and has allocated One Hundred Million (100,000,000) shares of the Eleven Billion One Hundred Million (11,100,000,000) shares of authorized capital stock of the Corporation, par value One Cent ($.01) per share, for an aggregate par value of One Million Dollars ($1,000,000) to the new Series. As a result of the action taken by the Board of Directors referenced in this Article FIRST of these Articles Supplementary, the seventeen (17) Series of stock of the Corporation and the number of shares and aggregate par value of each is as follows:


SERIES                                   NUMBER OF SHARES    AGGREGATE PAR VALUE
------                                   ----------------    -------------------
Growth Investors                           1,000,000,000         $10,000,000
Select Investors                             500,000,000           5,000,000
Ultra Investors                            1,500,000,000          15,000,000
Vista Investors                            1,000,000,000          10,000,000
Heritage Investors                           500,000,000           5,000,000
Giftrust Investors                           200,000,000           2,000,000
Balanced Investors                           200,000,000           2,000,000
Cash Reserve                               4,000,000,000          40,000,000
U.S. Governments Short-Term                  200,000,000           2,000,000
Long-Term Bond                               200,000,000           2,000,000
Tax-Exempt Intermediate-Term                 200,000,000           2,000,000
Tax-Exempt Long-Term                         200,000,000           2,000,000
Tax Exempt Short-Term                        200,000,000           2,000,000
U.S. Governments Intermediate-Term           200,000,000           2,000,000
Limited Term Bond                            200,000,000           2,000,000
Intermediate-Term Bond                       200,000,000           2,000,000
Twentieth Century New Opportunities Fund     100,000,000           1,000,000


The par value of each share of stock in each Series is One Cent ($0.01) per share.

         SECOND: Pursuant to authority expressly vested in the Board of Directors by Section 2-605(a)(4) of the Maryland General Corporation Law and by Article FIFTH and Article SEVENTH of the Articles of Incorporation, the Board of Directors of the Corporation (a) has duly established multiple classes of shares (each hereinafter referred to as a "Class") for twelve (12) of the Series of the capital stock of the Corporation and (b) has reallocated the shares designated to each Series in Article FIRST above among the Classes of shares. As a result of the action taken by the Board of Directors, the Classes of shares of the seventeen (17) Series of stock of the Corporation and the number of shares and aggregate par value of each is as follows:



                                                     NUMBER OF SHARES          NUMBER OF SHARES       AGGREGATE
SERIES NAME                     CLASS NAME           BEFORE REALLOCATION       AS REALLOCATED         PAR VALUE
-----------                     ----------           -------------------       --------------         ---------
Growth Investors                N/A                  1,000,00,000                        0
                                Investor                        0              500,000,000            $5,000,000
                                Institutional                   0               80,000,000               800,000
                                Service                         0              210,000,000             2,100,000
                                Advisor                         0              210,000,000             2,100,000

Select Investors                N/A                    500,000,00                        0
                                Investor                        0              250,000,000             2,500,000
                                Institutional                   0               41,000,000               410,000
                                Service                         0              105,000,000             1,050,000
                                Advisor                         0              105,000,000             1,050,000

Ultra Investors                 N/A                  1,500,00,000                        0
                                Investor                        0              750,000,000             7,500,000
                                Institutional                   0              125,000,000             1,250,000
                                Service                         0              312,500,000             3,125,000
                                Advisor                         0              312,500,000             3,125,000

Vista Investors                 N/A                  1,000,00,000                        0
                                Investor                        0              500,000,000               500,000
                                Institutional                   0               80,000,000               800,000
                                Service                         0              210,000,000             2,100,000
                                Advisor                         0              210,000,000             2,100,000

Heritage Investors              N/A                    500,000,00                        0
                                Investor                        0              250,000,000             2,500,000
                                Institutional                   0               41,000,000               410,000
                                Service                         0              105,000,000             1,050,000
                                Advisor                         0              105,000,000             1,050,000

Giftrust Investors              N/A                   200,000,000              200,000,000             2,000,000




                                                   NUMBER OF SHARES          NUMBER OF SHARES          AGGREGATE
SERIES NAME                     CLASS NAME         BEFORE REALLOCATION       AS REALLOCATED            PAR VALUE
-----------                     ----------         -------------------       --------------            ---------
Balanced Investors              N/A                  200,000,000                         0
                                Investor                       0               100,000,000            $1,000,000
                                Institutional                  0                16,000,000               160,000
                                Service                        0                50,000,000               500,000
                                Advisor                        0                50,000,000               500,000

Cash Reserve                    N/A                4,000,000,000                         0
                                Investor                       0             2,000,000,000            20,000,000
                                Service                        0             1,000,000,000            10,000,000
                                Advisor                        0             1,000,000,000            10,000,000

U.S. Governments                N/A                  200,000,000                         0
   Short-Term                   Investor                       0               100,000,000             1,000,000
                                Service                        0                50,000,000               500,000
                                Advisor                        0                50,000,000               500,000

Long-Term Bond                  N/A                  200,000,000                         0
                                Investor                       0               100,000,000             1,000,000
                                Service                        0                50,000,000               500,000
                                Advisor                        0                50,000,000               500,000

Tax-Exempt                      N/A                  200,000,000               200,000,000             2,000,000
   Intermediate-Bond

Tax-Exempt                      N/A                  200,000,000               200,000,000             2,000,000
   Long-Term

Tax-Exempt                      N/A                  200,000,000               200,000,000             2,000,000
   Short-Term

U.S. Governments                N/A                  200,000,000                         0
   Intermediate-Term            Investor                       0               100,000,000             1,000,000
                                Service                        0                50,000,000               500,000
                                Advisor                        0                50,000,000               500,000

Limited Term Bond               N/A                  200,000,000                         0
                                Investor                       0               100,000,000             1,000,000
                                Service                        0                50,000,000               500,000
                                Advisor                        0                50,000,000               500,000




                                                   NUMBER OF SHARES          NUMBER OF SHARES          AGGREGATE
SERIES NAME                     CLASS NAME         BEFORE REALLOCATION       AS REALLOCATED            PAR VALUE
-----------                     ----------         -------------------       --------------            ---------

Intermediate-Term               N/A                 200,000,000                         0
   Bond                         Investor                      0               100,000,000            $1,000,000
                                Service                       0                50,000,000               500,000
                                Advisor                       0                50,000,000               500,000

Twentieth Century               N/A                  100,00,000               100,000,000             1,000,000
New Opportunities
   Fund

         THIRD: Except as otherwise provided by the express provisions of these Articles Supplementary, nothing herein shall limit, by inference or otherwise, the discretionary right of the Board of Directors to serialize, classify or reclassify and issue any unissued shares of any Series or Class or any unissued shares that have not been allocated to a Series or Class, and to fix or alter all terms thereof, to the full extent provided by the Articles of Incorporation of the corporation.

         FOURTH: A description of the series and classes of shares, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions for redemption is set forth in the Articles of Incorporation of the Corporation and is not changed by these Articles Supplementary, except with respect to the creation and/or designation of the various Series.

         FIFTH: The Board of Directors of the Corporation duly adopted resolutions dividing into Series the authorized capital stock of the Corporation and allocating shares to each Series as set forth in these Articles Supplementary.

         SIXTH: The Board of Directors of the Corporation duly adopted resolutions authorizing the new Series and allocating shares to the Series, as set forth in Article FIRST, and dividing the Series of capital stock of the Corporation into Classes and reallocating shares to each Class, as set forth in Article SECOND.

         IN WITNESS WHEREOF, TWENTIETH CENTURY INVESTORS, INC. has caused these Articles Supplementary to be signed and acknowledged in its name and on its behalf by its Vice President and its corporate seal to be hereunto affixed and attested to by its Secretary on this 9th day of September, 1996.

                                           TWENTIETH CENTURY
ATTEST:                                    INVESTORS, INC.


/*/Patrick A. Looby                        By: /*/William M. Lyons
Name:  Patrick A. Looby                    Name:  William M. Lyons
Title: Secretary                           Title: Executive Vice President



         THE UNDERSIGNED Executive Vice President of TWENTIETH CENTURY INVESTORS, INC., who executed on behalf of said corporation the foregoing Articles Supplementary to the Charter, of which this certificate is made a part, hereby acknowledges, in the name of and on behalf of said corporation, the foregoing Articles supplementary to the Charter to be the corporate act of said Corporation, and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects under the penalties of perjury.




Dated:  September 9, 1996
                                      /*/William M. Lyons
                                      William M. Lyons, Executive Vice President